UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2024

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001	NHMD	OTC

Item 8.01 Other Information.

(1)

On February 10, 2024, the company obtained the Authorization to Verify (ATV). The ATV was promptly forwarded to the refinery. It is anticipated that the refinery will complete the tank verification within 48 hours, with the Company expecting to receive the SGS report from the refinery within 48 hours thereafter. Upon verification and approval of the fuel quality by the buyer, funds will be placed into escrow, to be released upon completion of the fuel injection process.

(2)

On January 30, 2024, the Company received a request from our joint venture partner to extend the duration of our joint venture to a 10-year term. Without delay, we executed an amended agreement to extend the term accordingly.

(3)

We have been receiving inquiries regarding the Sugar and Chicken Paw deals. In November 2023, the Company was approached by CNL Group and Jason Hoon Chang about being retained to secure Sugar and Chicken contracts on behalf of Nate’s Food Co.

After a meeting with Jason Hoon Chang and Miguel Alcala in Atlanta on November 18-21, 2023, we retained the services of CNL Group and Jason Hoon Chang to work on securing contracts for Sugar and Chicken and signed an Agreement with CNL (a copy of which is attached as an Exhibit 9.1)

In accordance with our commitment, the Company disbursed $150,000 to CNL Group and Jason Chang, as specified in the agreement. Additionally, in November 2023, CNL provided us with a draft contract for a sugar transaction with an anticipated shipping date by the end of December 2023. To proceed with this transaction and secure the sugar, they requested the $150,000, and you can review a copy of the draft contract in Exhibit 9.2. Subsequently, following trips to Panama and South America, Jason Chang informed the company of a shipment delay, which we promptly communicated to our shareholders, with the revised shipping date now set for the end of January.

Unfortunately, CNL has ceased providing updates to the Company, and we have recently discovered that Jason Hoon Chang and Miguel Alcala have been hired by a third-party company. We have reason to suspect that the $150,000 we provided may have been diverted to cover expenses for this third-party entity, such as travel. Furthermore, it has come to our attention that Jason Chang and Miguel Alcala have undertaken business trips to China and Brazil on behalf of this third-party company.

Our concerns about the funds being used for the benefit of this third-party company are partially based by the fact that we facilitated a $100,000 loan to this third-party company, which remains outstanding. The third-party company has communicated their inability to repay the loan to the lender due to a lack of sufficient funds and has said they would provide a plan for repayment (which has not materialized).

As a result, we have reason to suspect that our funds may have been utilized for the advantage of this third-party entity, which, as we understand, might not have had the necessary resources to carry out its own transactions. We are keen to ascertain whether this was the intended arrangement from the outset - that our funds were to be used to facilitate the completion of transactions for the third party, with the intention of later reimbursing our company from the proceeds of these third-party deals and saying our deals didn’t materialize.

Considering these circumstances, the Company has decided that it will elevate this issue to our legal team for a thorough examination of how and where the funds provided by the Company were utilized and who ultimately benefited from them. Following this extensive review, the Company will take the necessary steps as recommended by our legal advisors.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
9.1*	CNL Contract
9.2*	Draft Copy of the Sugar Contract

* Filed herewith

The information in this Current Report on Form 8-K with respect to Item 8.01 and the Exhibit filed under 9.01 is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: February 12, 2024	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO

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